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EXHIBIT 3.3

                     ARTICLES OF AMENDMENT
                             TO THE
                  ARTICLES OF INCORPORATION OF
                     HUGHES RESOURCES, INC.

     Pursuant to the Revised Corporate Statutes of the State of Nevada, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

     1. Statement of Amendment. The amendment alters or changes
Article I of the original Articles of Incorporation, filed with the State of Nevada on July 7, 1995, to read as follows:

                           ARTICLE I


          The name of the corporation shall be: Phoenix Resources
     Technologies Inc.

     2. Adoption of the Amendment. The Amendment to Article I of the original Articles of Incorporation of Hughes Resources, Inc. was approved, in accordance with Section 78.385 and Section
78.390 of the Revised Corporate Statutes of the State of Nevada, by a proper stockholder vote on January 31, 1996.

Executed this _____ day of _____________, 1996.

                              Phoenix Resources Technologies Inc.

                              BY:  /s/ James R. Ray, President

                              BY: /s/ George Smith, Secretary







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STATE OF TEXAS      )
                    ) ss.
County of Newton    )

     BEFORE ME, The undersigned authority, a Notary Public, on this day personally appeared James Ray, President of Phoenix Resources Technologies, Inc., a Nevada Corporation, known to me (or on the basis of satisfactory evidence) to be the person(s) and officer(s) whose name(s) is (are) subscribed to the foregoing instrument, and acknowledged to me that he (they) executed the same as duly authorized officer(s) of such corporation, for the purpose and consideration therein expressed, in the capacity therein stated and as the act and deed of such corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 1st day of
February, 1996.
                                   /s/ La Juana Renfro
                                   Notary Public, State of Texas
My Commission Expires
July 2, 1997

STATE OF TEXAS      )
                    ) ss
COUNTY OF DALLAS    )

     BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared George Smith, Secretary of Phoenix Resources Technologies, Inc., a Nevada Corporation, known to me (or on the basis of satisfactory evidence) to be the person(s) and officer(s) whose name(s) is (are) subscribed to the foregoing instrument, and acknowledged to me that he (they) executed the same as duly authorized officer(s) of such corporation, for the purpose and consideration therein expressed, in the capacity therein stated and as the act and deed of such corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 5th day of
February, 1996.
                                   /s/ James R. Chiles, Jr.
                                   Notary Public, State of Texas
My Commission Expires:
May 10, 1997

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